UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2018 (January 8, 2018)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

860 N. Orange Avenue, Suite B, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 271-8516

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Sale of Facility

On January 8, 2017, we entered into a Purchase and Sale Agreement with Capital Realty & Investment Co., LLC as purchaser pursuant to which we will sell our property located at 783 Jersey Lane, New Brunswick, NJ. This property houses our development and production facilities. Pursuant to the purchase agreement, the purchaser will purchase the property for $4,000,000 and will receive non-transferrable common stock purchase warrants described below. We anticipate that the sale of the facility will occur within the next 30 days. The purchaser has a 30 day right of due diligence and has the right to terminate the agreement within that period.

The warrants will provide for the purchase of up to 3,225,806 shares of our common stock for a period of five years at an exercise price of $0.3875 per share, 125% of the closing price of our common stock on the NYSE American on the date of execution of the letter of intent for the purchase. The warrants cannot be exercised to the extent that any exercise would result in the purchaser owning in excess of 4.99% of our issued and outstanding shares of common stock.

Lease back of Facility with option to repurchase

Simultaneously with the closing of the sale, the purchaser will lease the facility back to us. The lease will run for 10 years, with two five year extensions. The initial annual base rent will be $400,000 and will continue for the first and second year. In the third and fourth it will escalate at the rate of 2.5% per year. For all subsequent years it will escalate at the rate of 3% per year. We also will be responsible for additional rent consisting of taxes and certain insurance expenses of the purchaser.

The lease will contain a repurchase option pursuant to which we can repurchase the facility within the initial 10 year lease period. The purchase price would $4,000,000 times a multiple. The multiple would be 1.05 plus .0025N where N represents the number of months between lease commencement and closing of repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

January 12, 2018	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO